EMERGING HOLDINGS, INC.

Form C-AR

Annual Report
2024

March 3, 2025

Annual Report 2024

This Form C-AR (including the cover page and all exhibits attached hereto, the "Form C-AR) is being furnished by Emerging Holdings, Inc., a Nevada Corporation (the "Company," as well as references to "we," "us," or "our") for the sole purpose of providing certain information about the Company as required by the Securities and Exchange Commission ("SEC").

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document The US Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website https://www.emrhinc.com no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF(§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record,
3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold pursuant to Regulation CF by the Company or another party, or 5) the liquidation or dissolution of the Company

THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL SECURITIES.

Forward Looking Statement Disclosure

This Form C-AR and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C-AR or any documents incorporated by reference herein or therein speaks only as of the date of this Form C-AR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Questions and Answers

1. What is the legal status (including its form of organization, jurisdiction in which it is organized and date of organization), physical address and website of the Company? (§ **227.201(a))**

Emerging Holdings, Inc. ("Company") is a corporation formed on July 1, 2004 in Nevada. The Company's physical address is 10409 Pacific Palisades Ave, Las Vegas, NV 89144. The Company's website may be accessed at www.emrhinc.com.

2. What are the names of the directors and officers (and any persons occupying a similar status or performing a similar function) of the Company, all positions and offices with the Company held by such persons, the period of time in which such persons served in the position or office and their business experience during the past three years, including: each person's principal occupation and employment, including whether any officer is employed by another employer; and the name and principal business of any corporation or other organization in which such occupation and employment took place? For purposes of this question, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person routinely performing similar functions. (§ 227.201(b))

Junhua Guo		
Board Positions		
Dates	**Position**	**Principal Occupation**
March 2021 - Present	Board Member	Board Director

Wei Zhou		
Board Positions		
Dates	**Position**	**Principal Occupation**
March 2021 - Present	Board Member	Board Director

Junhua Guo		
Officer Positions		
Dates	**Position**	**Responsibilities**
March 2021 - Present	President	Management

Xiaojun Ren		
Officer Positions		
Dates	**Position**	**Responsibilities**
March 2021 - Present	Secretary/Treasurer	Management

Junhua Guo		
Business Experience		
Dates	**Organization**	**Title, Principal Business, and Responsibilities**
2021 - Present	Emerging Holdings, Inc.	President, management
Xiaojun Ren		
Business Experience		
Dates	**Organization**	**Title, Principal Business, and Responsibilities**
2021 - Present	Emerging Holdings, Inc.	Secretary/Treasurer, management

3. What is the name and ownership level of each person, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, who is a beneficial owner of 20 percent or more of the Company's outstanding voting equity securities, calculated on the basis of voting power?(§ 227.201(c) and portions of§ 227.201(m))

Name of Holder	No. and Class of Securities Now Held	% Voting Power Prior to Offering
Joseph Bartel	120,000,000 Common Stock Shares	10.69%
Junhua Guo	1,000 Preferred Series L Stock shares	89.08%

4. Describe the business of the Company and the anticipated business plan of the Company. (§227.201(d))

Emerging Holdings, Inc. (the "Company", Emerging) was organized as a Nevada corporation on July 1, 2004 to develop and distribute technology-related products and services. Specifically, Emerging Holdings, Inc. had been exploring investment opportunities in the People's Republic of China and Dubai since it was just established. In March 2021, the new management team took control of Emerging Holdings, Inc. Now our business focuses on biological green-technology research and service. Currently, our main operation is revolving around germplasm innovation of major crops.

We have planned two business directions we are exploring. 1) Biofuel biomass resources. Biofuels are an essential component of our future energy supply and in the reduction of greenhouse gas emissions. Biomass resource is key to unlocking the true potential of biofuels. Emerging is bringing to market new biomass resources through genetic modification of natural weeds with high oil-production potential. Flixweed and yellow nutsedge are two weed species widespread in Kern County. Yellow nutsedge is a unique plant species that can accumulate up to 35% oil of tuber dry weight, perhaps the highest level observed in the number tissues of the plant kingdom (higher than soybean, peanut, etc.). Flixweed can accumulate up to 28% oil of seed dry weight. They thrive in almost any kind of soil. While they prefer moist soil, established plants will thrive even in dry soil. The large area of dry land in Kern County provides such great potential to develop such kind of weed biofuel project. 2) Hemp hybrid breeding and relevant products. Recreation and medical cannabis is not legalized by the federal, so we will develop a solid business model by focusing on CBD hemp, plastic hemp, and smokable hemp seeds breeding only. The "cannabis" we mentioned in this offering circular refers to "hemp" only. The fund we are trying to raise will only be used for the first planned project.

5. How many employees does the Company currently have?(§ 227.201(e))

The company currently has 0 employees.

6. Discuss the material factors that make an investment in the Company speculative or risky. (§227.201(f))

Readers and prospective investors in our common stock should carefully consider the following risk factors as *well* as *the other information contained or incorporated by reference in this prospectus.*

If any of the following risks actually occurs, our financial condition, results of operations and liquidity could be materially adversely affected. If this were to happen, the value of our common stock could decline, and if you invest in our common stock, you could lose all or part of your investment.

The discussion below highlights some important risks we have identified related to our business and operations and an investment in shares of our common stock, but these should not be assumed to be the only factors that could affect our future performance and condition, financial and otherwise. We do not have a *policy of updating or revising forward-looking statements except* as *otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring* as *estimated in such forward-looking statements*

a. Risks Relating to Investing in a Start-up Company

Investing in early-stage companies is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, you should carefully consider the specific risks and disclosures related to both this offering type and the company

b. Risks Relating to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol "EMRH" on the OTC PINK Market operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

c. Because we are subject to the "Penny Stock" rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

d. Effect of Amended Rule 15c2-11 on the Company's securities.

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act ("Rule 15c2-11," the "Amended Rule 15c2-11"). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11's modified the "piggyback exemption" that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (ie. a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company (and formerly suspended securities) may only rely on the piggyback exemption in certain limited circumstances The Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information

e. **Public health epidemics or outbreaks** could adversely impact our business. In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations, and could have an adverse impact on our business and our financial results.

7. Describe the ownership and capital structure of the Company, including: the terms of the securities being offered and each other class of security of the Company, including the number of securities being offered and/or outstanding, whether or not such securities have voting rights, any limitations on such voting rights, how the terms of the securities being offered may be modified and a summary of the differences between such securities and each other class of security of the Company, and how the rights of the securities being offered may be materially limited, diluted or qualified by the rights of any other class of security of the Company. (portions of § 227.201(m))

a. The Offering

i. Describe the terms of the securities being offered

Common share offered at a conversion price equals to 75% of the 30-day average bid price of the underlying common stock before the closing date of this offering (representing a 25% discount) as then quoted on the OTC Link ATS.

ii. Do the securities offered have voting rights? Yes☒ No☐

iii. Are there any limitations on any voting or other rights identified above? Yes☐ No☒ Explain:

b. Securities or Classes of Securities of the Issuer Outstanding

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other
Common Stock:				
Common Stock	500,000,000	122,582,567	Yes ☒ No ☐	Yes ☐ No ☒ Specify: 1 Share= 1 Vote

c. How the rights of the securities being offered may be materially limited, diluted or qualified by the rights of any other class of security of the Company.

The control shareholder has total control of the Company. Any new shareholders have limited actual power other than as available by law to protect minority shareholders.

8. Describe how the exercise of rights held by the principal shareholders of the Company could affect the purchasers of the securities being offered. (portions of§ 227.201(m))

None

9. Describe how the securities are being valued, and examples of methods for how such securities may be valued by the Company in the future, including during subsequent corporate actions. (portions of §227.201(m))

The Company has elected to use the Future Maintainable Earnings Valuation which is based on profitability of the business determining its value today

10. Describe the risks to purchasers of the securities relating to minority ownership in the Company and the risks associated with corporate actions including additional issuances of securities, Company repurchases of securities, a sale of the Company or of assets of the issuer or transactions with related parties (portions of§ 227.201(m))

The right to demand current distributions from an operating business is limited. A majority owner, if she is committed to avoiding any distributions to a minority owner, can usually avoid making any distributions of profits. By establishing generous reserves for future expenses, paying a salary to herself or her relatives at the high range of what is reasonable, pre-paying expenses, investing in new business or new equipment, leasing expensive cars, etc., a majority owner can spend enough that there are rarely any profits to be distributed. So long as the expenses are not grossly unreasonable, the investor, probably, won't be able to force the company to allow you to share in any of the current income of the company.

No right to participate in any management decisions of the company. The majority owner may make a decision that the investor thinks is bad and puts your interest in the company at risk. The investor may see the majority owner running the company into the ground The investor can try to convince him that it is the wrong decision, but he doesn't have to take your calls.

The investor has limited rights, if any, to have your interest bought out You may want to cash out your interest and do other things with the money. State law may give you the right to force the company to buy you out, but these rights are limited.

While the investor would be entitled to a share of any profits on sale of the entire business, a sale can be structured in a way to avoid any payout to minority owners, such as a sale of assets over time with the proceeds reinvested in another business.

11. Describe the restrictions on transfer of the securities, as set forth in§ 227.501. (portions of §227.201(m))

The securities issued in a transaction exempt from registration pursuant to section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)) and in accordance with section 4A of the Securities Act (15 U.SC. 77d-1) and this part through TruCrowd, Inc. may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued in a transaction exempt from registration pursuant to section 4(a)(6) of the Securities Act (15 U.SC. 77d(a)(6)), unless such securities are transferred: to the issuer of the securities; to an accredited investor; as part of an offering registered with the Commission; or to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstances For purposes of this paragraph, the term "accredited investor" shall mean any person who comes within any of the categories set forth in§ 230.501(a) of this chapter, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person. For purposes of this paragraph, the term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law, or sister-in-law of the purchaser, and shall include adoptive relationships. For purposes of this paragraph, the term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

12. Describe the material terms of any indebtedness of the Company, including the amount, interest rate, maturity date and any other material terms.(§ 227.201(p))

Creditor Name(s)	Amount Outstanding	Maturity Date	Other Material Terms
Advances from Related Party (Junhua Guo)	$44,724	Due on Demand	See Below

Item (1) Advances from Related Party: In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a signed promissory note.

As of December 31, 2024, Junhua Guo, Related Party, advanced the Company $44,724 to cover the Company's filing/ operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of December 31, 2024 the outstanding balance on this amount was $44,724.

As of December 31, 2023, Junhua Guo, Related Party, advanced the Company $42,043 to cover the Company's filing/ operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of December 31, 2023 the outstanding balance on this amount was $42,043.

As of December 31, 2022, Junhua Guo, Related Party, advanced the Company $39,529 to cover the Company's filing/ operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of December 31, 2022 the outstanding balance on this amount was $39,529.

As of December 31, 2021, Junhua Guo, Related Party, advanced the Company $37,075 to cover the Company's legal fees. This amount is non-interest bearing, payable on demand and unsecured. As of December 31, 2021 the outstanding balance on this amount was $37,075.

13. Describe exempt offerings conducted within the past three years. In providing a description of any prior exempt offerings, disclose: the date of the offering; the offering exemption relied upon; the type of securities offered; and the amount of securities sold and the use of proceeds.(§ 227.201(q))

The Company has not conducted any other exempt offerings in the past three years.

14. Describe any transaction since the beginning of the Company's last fiscal year, or any currently proposed transaction, to which the Company was or is to be a party and the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)) during the preceding 12-month period, inclusive of the amount the Company seeks to raise in the current offering under section 4(a)(6) of the Securities Act, in which any of the following persons had or is to have a direct or indirect material interest: any director or officer o fthe issuer; any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power; if the Company was incorporated or organized within the past three years, any promoter of the Company; or any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter- in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse. For each transaction identified, disclose the name of the specified person and state his or her relationship to the Company, and the nature and, where practicable, the approximate amount of his or her interest in the transaction. The amount of such interest shall be computed without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, the approximate amount involved in the transaction shall be disclosed. A transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.(§ 227.201(r))

NONE

15. Discuss the Company's financial condition, including, to the extent material, liquidity, capital resources and historical results of operations. The discussion must cover each period for which financial statements of the Company are provided. A Company also must include a discussion of any material changes or trends known to management in the financial condition and results of operations of the Company subsequent to the period for which financial statements are provided. For companies with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For companies with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Companies should take into account the proceeds of the offering and any other known or pending sources of capital. Companies also should discuss how the proceeds from the offering will affect the Company's liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the Company anticipates using its available cash. In addition, companies should describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the company in this question refer to the company and its predecessors, if any. (§ 227.201(s))

See attached “Financial Statements”.

16. Provide financial statements (balance sheets, statements of comprehensive income, statements of cash flows, statements of changes in stockholders' equity and notes to the financial statements) for the two most recent fiscal periods prepared in accordance with United States Generally Accepted Accounting Principles. If any of the financial statements have been audited by an independent accountant, provide those statements. If any of the financial statements have been reviewed but not audited by an independent accountant, provide those statements. Label statements "unaudited" if they have not been audited. (portions of§ 227.201(t))

Please refer to the “Financial Statements” in this Annual Report. A subsequent section in this document provides the principal executive officer's certification of the financial statements.

Ongoing Reporting Requirements

Emerging Holdigns, Inc. has complied with the ongoing reporting requirements specified in Rule 202 of Regulation Crowdfunding (§ 227.202).

Emerging Holdings, Inc. will file a report electronically with the SEC annually and post the report on its web site www.emrhinc.com no later than 120 days after the end of each fiscal year covered by the report.

Bad Actor Disclosure: The Company is not subject to any Bad Actor Disqualifications under any relevant U.S. securities laws.

Note: Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

Signature

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

/s/ Junhua Guo
(Signature)

Junhua Guo
(Name)

Director/ President
(Title)

March 3, 2025
(Date)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

/s/ Junhua Guo
(Signature)

Junhua Guo
(Name)

Director/ President
(Title)

March 3, 2025
(Date)

Certification

I, Junhua Guo. certify that:

1. The financial statements of Emerging Holdings, Inc. included in this Form are true and complete in all material respects.

/s/ Junhua Guo
(Signature)

Junhua Guo
(Name)

Director/ President
(Title)

March 3, 2025
(Date)

Emerging Holding, Inc.
Financial Statements
For the Year Ended December 31, 2024

EMERGING HOLDINGS, INC.
BALANCE SHEET
(unaudited)

		December 31, 2024		December 31, 2023
ASSETS				
Current Assets:				
Cash	$	–	$	–
Total Current Assets		–		–
TOTAL ASSETS	$	–	$	–
LIABILITITES AND STOCKHOLDERS' EQUITY				
LIABILITITES				
Current Liabilities:				
Accounts payable	$	–	$	–
Due to related party		44,724		40,329
Accrued interest				
Note payable				
Total Current Liabilities		44,724		40,329
STOCKHOLDERS' DEFICIT				
Common stock, $.0001 par value; 500,000,000 shares authorized, 122,582,567 shares issued and outstanding at December 31, 2024		122,583		122,583
Series L Preferred Stock, $0.0001 par value, 1,000 shares authorized, 1,000 shares issued or outstanding as of December 31, 2024		0.1		0.1
Additional paid-in capital		1,101,742		1,101,742
Accumulated deficit		(1,158,724)		(1,156,943)
Total Stockholders' Deficit		(44,724)		(40,329)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT		–		–

The accompanying notes are an integral part of these unaudited financial statements.

EMERGING HOLDINGS, INC.
STATEMENT OF OPERATIONS
(unaudited)

		December 31, 2024		December 31, 2023
Revenues	$	–	$	–
Expenses		(2,681)		(2,514)
Professional fees				
Legal fees				
Interest Expense				
Total Operating Expenses		(2,681)		(2,514)
Operating Loss		–		–
Net Loss	$	(2,681)	$	(2,514)
Basic and Diluted earnings per share	$	(0.00)	$	(0.00)
Weighted Average Common Shares				
Basic and Diluted		122,582,567		122,582,567

The accompanying notes are an integral part of these unaudited financial statements.

EMERGING HOLDINGS, INC.
STATEMENT OF CASH FLOWS
(unaudited)

	December 31, 2024	December 31, 2024
Cash Flows from Operating Activities:		
Net loss for the Year	$ (2,681)	$ (2,514)
Adjustments to reconcile net loss to net cash used in operating activities		
Decrease in account payable		
Increase in accrued interest		
Net Cash Used in Operating Activities	(2,681)	(2,514)
Cash Flows from Financing Activities:		
Proceeds from related party debt	2,681	2,514
Account payable converted to note payable		
Net Cash Provided by Financing Activities	2,681	2,514
Net Decrease in Cash		
Cash and cash equivalent at the beginning of year	$ –	$ –
Cash and cash equivalent at the end of year	–	–
Supplemental Disclosure of Interest and Income Taxes Paid:		
Interest paid during the year	$ –	$ –
Income taxes paid during the year	–	–

The accompanying notes are an integral part of these unaudited financial statements.

EMERGING HOLDINGS, INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
(unaudited)

	Common Stock		Preferred Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholder's Equity
	Shares	Par Value	Shares	Par Value			
Balance – December 31, 2020	231,000,000	$ 23,100	–	–	$ 1,089,900	$ (1,113,000)	–
Shares Issued	–	–	1,000	$ 0.1	$ 1,000	–	$1,000
Shares Canceled	108,417,433	$10,842	–	–	$ 10,842	–	–
Net Profit (Loss)						$(38,075)	$(38,075)
Balance – December 31, 2021	122,582,567	$ 12,258	1,000	$ 0.1	$ 1,101,742	$(1,151,075)	$(37,075)
Net Profit (Loss)						$(2,454)	$(2,454)
Balance – December 31, 2022	122,582,567	$ 12,258	1,000	$ 0.1	$ 1,101,742	$(1,153,529)	$(39,529)
Net Profit (Loss)						$ (2,514)	$ (2,514)
Balanhe – December 31, 2023	122,582,567	$12,258	1,000	$ 0.1	$ 1,101,742	$(1,156,043)	$(42,043)
Net Profit (Loss)						$ (2,681)	$ (2,681)
Balanhe – December 31, 2024	122,582,567	$12,258	1,000	$ 0.1	$ 1,101,742	$(1,158,724)	$(44,724)

The accompanying notes are an integral part of these unaudited financial statements.

EMERGING HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024
(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

Emerging Holdings, Inc. (the "Company") was organized as a Nevada corporation on July 1, 2004 to develop and distribute technology-related products and services. Specifically, Emerging Holdings, Inc. had been exploring investment opportunities in the People's Republic of China and Dubai as it was just established. In March, 2021, new management team took control of Emerging Holdings, Inc. Now our business focuses on biological green-technology research and service. Currently our main operation is revolving around germplasm innovation of major crops. In coming 3-5 years, we are aiming to build an industrial hemp breeding company dominating the American and Asian markets, and new market-leading varieties will be cultivated to supply the global hemp market.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Income Taxes

The Company follows FASB ASC Subtopic 740, Income Taxes, for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, Stock Compensation, for accounting for stock-based compensation. The guidance requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the consolidated financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods. The Company also follows the guidance for equity instruments issued to consultants.

Basic Loss Per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of “Basic" and "Diluted" earnings per share. Basic earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. At December 31, 2024, cash equivalents amounted to $0.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at December31, 2024 of $1,158,724 and its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Capital Stock Issued

During the year/quarter ended December 31, 2024, 0 stock shares are issued.

Authorized Capital Stock

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.0001 per share. As December 31, 2024, 122,582,567 shares were issued and outstanding.

Preferred Stock
The Company designated and issued 1000 Series L Preferred Restricted Stock shares with a par value of $0.0001 to its President Junhua Guo on May 6, 2021. As of December 31, 2024, 1000 shares were issued and outstanding.

NOTE 5 – SUBSEQUENT EVENTS
None.